UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 21, 2026, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Nishant Saxena, which is effective for a period of two (2) years from the date thereof. Mr. Saxena’s employment agreement provides for him to serve as Chief Business Officer and provides for an annual base salary of $470,000. In addition, Mr. Saxena is eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by the Company’s board of directors (the “Board”) based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the employment agreement, Mr. Saxena will be granted 192,300 stock options to acquire shares of the Company’s common stock at an exercise price equal to the closing price of a share of common stock on the Nasdaq Capital Market on May 21, 2026 which will vest 25% after one year of employment and thereafter monthly over the following 36 months, subject to continuous employment with the Company, and 58,300 restricted stock units with respect to the Company’s common stock, which will vest 25% on each of the first, second, third and fourth annual anniversary of the award date, subject to continuous employment with the Company. In addition, Mr. Saxena is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”), in their discretion. Mr. Saxena is subject to non-compete provisions, which apply during the term of his employment and for a period of six (6) months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Mr. Saxena’s employment without cause or he terminates his employment for good reason during the term of the employment agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve (12) months of his base salary (three (3) months if such termination occurs prior to the one-year anniversary of the effective date and other than during the Change in Control Period (as defined below)), other than during the Change in Control Period, in which case it will be increased to eighteen (18) months. Mr. Saxena will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve (12) months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. The “Change in Control Period” is defined in the Employment Agreement as the period within the six (6) months immediately preceding or the twelve (12) months immediately following a change in control.

If the Company terminates Mr. Saxena’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve (12) months (three (3) months if such termination occurs prior to the one-year anniversary of the effective date and other than during the Change in Control Period), and he may be paid a pro-rated bonus if his employment terminates on or after the one-year anniversary of the effective date, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If the Company terminates Mr. Saxena’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. Mr. Saxena’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Mr. Saxena’s employment agreement expires on May 21, 2028.

The foregoing is a summary of the material terms of the Employment Agreement and does not purport to be complete. A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The awards are subject to the terms and conditions of the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) and the Company’s form of Incentive Stock Option Grant Agreement, Non-Statutory Stock Option Grant Agreement and Restricted Stock Unit Award Agreement, respectively, which are incorporated by reference as Exhibits 10.2, 10.3 and 10.4 hereto, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2026, the Compensation Committee granted Brent Pfeiffenberger the following initial equity awards under the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) in connection with his appointment to the Board: (i) a nonqualified stock option to purchase 24,700 shares of the Company’s common stock at an exercise price equal to the closing price of a share of common stock on the Nasdaq Capital Market on May 19, 2026, which option vests in three equal annual installments on each of the first three anniversaries of the grant date, subject to Dr. Pfeiffenberger’s continued service to the Company through each applicable vesting date, and expires on May 19, 2036; and (ii) a restricted stock unit award covering 7,500 shares of the Company’s common stock, which vests in three equal annual installments on each of the first three anniversaries of the grant date, subject to Dr. Pfeiffenberger’s continued service to the Company through each applicable vesting date. The awards are subject to the terms and conditions of the 2024 Plan and the Company’s form of Non-Statutory Stock Option Grant Agreement and Restricted Stock Unit Award Agreement, which are incorporated by reference as Exhibits 10.3 and 10.4, respectively.

Item 7.01 Regulation FD Disclosure.

On May 21, 2026, the Company issued a press release announcing the appointment of Mr. Saxena as Chief Business Officer of the Company, and that the Company’s management team will host a conference call and webcast on Tuesday, May 26, 2026 at 8:00 a.m. EDT to discuss clinical data from its Phase 1/2 study of CRB-701. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated May 21, 2026, between Corbus Pharmaceuticals Holdings, Inc. and Nishant Saxena.
10.2

Form of Incentive Stock Option Grant Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2024).

10.3

Form of Non-Statutory Stock Option Grant Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2024).

10.4	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2024).
99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated May 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	May 21, 2026	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer